Exhibit 107

Calculation of Filing Fee Tables

S-3

(Form Type)

BeiGene, Ltd.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial effective date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to Be Paid	Equity	Ordinary Shares, par value $0.0001 per share (3)	457(r) (2)	(1)	(1)	(1)	(2)	(2)
	Equity	Preferred Shares, par value $0.0001 per share (4)	457(r) (2)	(1)	(1)	(1)	(2)	(2)
	Debt	Senior Debt Securities	457(r) (2)	(1)	(1)	(1)	(2)	(2)
	Debt	Subordinated Debt Securities	457(r) (2)	(1)	(1)	(1)	(2)	(2)
	Other	Warrants	457(r) (2)	(1)	(1)	(1)	(2)	(2)
	Other	Units	457(r) (2)	(1)	(1)	(1)	(2)	(2)
Fees Previously Paid	--	--	--	--	--	--		--
Carry Forward Securities
Carry Forward Securities	--	--	--	--		--			--	--	--	--
	Total Offering Amounts					(1)		(1)
	Total Fees Previously Paid							--
	Total Fee Offsets							--
	Net Fee Due							(2)

(1)	An indeterminate number of or aggregate principal amount of the securities of each identified class is being registered, as may at various times be issued at indeterminate prices. Any securities registered hereunder may be sold separately or together with other securities registered hereunder.
(2)	In accordance with Rules 456(b) and 457(r) under the Securities Act, the registrant is deferring payment of all of the registration fee. Any registration fees will be paid subsequently on a pay-as-you-go basis in accordance with Rule 456(b).
(3)	In addition to any securities that may be registered hereunder, we are also registering an indeterminate number of ordinary shares as may be issued upon conversion or exercise of the securities issued directly hereunder. No separate consideration will be received for any ordinary shares so issued upon conversion or exercise. The ordinary shares may be represented by American depositary shares (the “Ordinary ADSs”), each of which represents a specified number of ordinary shares. Ordinary ADSs issuable upon deposit of the ordinary shares registered hereby have been or will be registered under a separate registration statement on Form F-6.
(4)	The preferred shares may be represented by preferred American depositary shares (the “Preferred ADSs”), each of which represent a specified number of preferred shares. A separate Registration Statement on Form F-6 has been or will be filed for the registration of Preferred ADSs issuable upon deposit of the preferred shares. Preferred ADSs issuable upon deposit of the preferred shares registered hereby will be registered under a separate registration statement on Form F-6.